Exhibit 10.20







                              SUBLICENSE AGREEMENT





          This Sublicense Agreement (the "Agreement") made and entered in to as of _____________, 1997, is by and between Crown Asphalt Corporation, a Utah corporation ("Crown") and Crown Asphalt Ridge, L.L.C., a Utah limited liability company ("Crown Asphalt").

                                    Recitals

          A. Crown, formerly known as BuenaVentura Resources Corporation, possesses an exclusive license with Park Guymon Enterprise, Inc., a Utah corporation ("PGEI"), dated January 29, 1989 in Utah, as amended on July 1, 1993, and July 1, 1996 (the "License"), to a process, the practice of which is within the scope of the claims of United States Patent No. 4,968,417, dated November 6, 1990, relating to a process for recovering bitumen from tar sands, and more particularly, to a solvent extraction/water process for recovering bitumen from tar sands contaminated with clay (the "Invention").

          B. Crown is a member of Crown Asphalt and is required by its Operating Agreement (the "Operating Agreement") to contribute a sublicense (the "Sublicense") under the License for use of the Invention by Crown Asphalt and by LLC-2 and LLC-3 in the Project Area and possible use outside of the Project Area for AMI Opportunities (which fall solely within the boundaries of the State of Utah).


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          C. Accordingly, Crown now grants Crown Asphalt a Sublicense for use of the Invention as provided in the Operating Agreement, subject to the terms, conditions and covenants set forth below.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings expressed herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Crown Asphalt, and subject to the conditions hereinafter set forth, the parties agree as follows:

         1. Definitions. The following terms shall have the meanings specified below:

                    1.1 Technology. The Invention was developed by E. Park Guymon and is exclusively owned by PGEI. The Invention separates clay contaminated bitumen from tar sands with a solvent. The bitumen is dissolved with an organic solvent such as condensate from a natural gas well. The clay is separated from the dissolved bitumen and the solvent is recovered and recycled. The sand is washed with water containing a surface active agent to remove residual bitumen and solvent. The term "Technology" shall refer to the Invention and any knowledge or information developed by PGEI or E. Park Guymon ("Guymon") at any time during the terms of either this Agreement or the License, or prior thereto, which relates to the Invention, and processes, equipment, instructions, and any other information, materials or data necessary for use of the Invention. In addition, the term "Technology" shall also refer to any change, improvement or addition to the Invention, and to any modification or addition to any processes, equipment, instructions, and any other information, materials or data



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developed  or  designated  by PGEI or  Guymon,  for use in  connection  with the separation of bitumen from sand during the terms of either this Agreement or the License.

                   1.2 Product. The term "Product" shall refer to asphalt, bitumen, maltha, and all other hydrocarbon minerals contained in tar sands.

                   1.3 Extraction Taxes. The term "Extraction Taxes" shall refer to sales, use, gross receipts, ad valorem, severance and other taxes due and payable in respect to severance, production, removal, sale or disposition of the tar sands and Product, but excluding any taxes on net income.

                   1.4 Processing Costs. The term "Processing Costs" shall refer to the amounts actually incurred by Crown Asphalt for processing or other beneficiation of tar sands and Product.

                   1.5 Transportation Costs. The term "Transportation Costs" shall refer to the expenses and charges actually incurred by Crown Asphalt in transporting tar sands and Product from the mine to the refinery or other place of processing and/or sale. Such costs shall include, but not be limited to, wages, rent, freight, shipment insurance, handling, port, delay, demurrage, lighterage, tug, forwarding costs, and transportation and other applicable taxes.

                   1.5 Production Royalty on Net Returns. The term "Production Royalty on Net Returns" shall refer to the amount of money actually received by Crown Asphalt for the sale of Product produced by use of the Technology, less,



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to the extent borne by Crown Asphalt, sales and brokerage costs,  Transportation
Costs, Processing Costs, and Extraction Taxes.

                   1.6 Territory. The term "Territory" shall refer to all lands within the exterior boundaries of the State of Utah.

          2. Term. The term of this Agreement shall commence on the date hereof and shall continue in perpetuity unless terminated earlier by either party.

          3.       Sublicense Rights.

                   3.1 Grant of Sublicense. Crown hereby grants to Crown Asphalt, an exclusive sublicense (the "Sublicense"), within the limitations and requirements set forth below, to use the Technology for all purposes incidental to separating Product and other minerals from tar sands deposits located within the Territory including a right to further sublicense the Technology to others involved with the exploitation of a business opportunity involving the Technology licensed by this Agreement; provided, that such further sublicenses may not violate the terms of this Agreement or the License.

          4.      Provision of Services by PGEI, Related Matters and Disclaimer.

                   4.1 Training. Crown will require PGEI, pursuant to the License, to provide to Crown Asphalt, their employees and consultants, training in the use of the Technology as they shall request.

                   4.2 Improvements in Technology. During the term of the License, PGEI is required to promptly notify Crown of any improvements in, or



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modifications,  changes or additions to, the Technology (the "Enhancements") and to make any and all Enhancements available to Crown within a reasonable time after the development and documentation of such Enhancements. Crown shall, in turn, promptly make any such Enhancements available to Crown Asphalt. In the event that the License is terminated, other than as a result of any actions or lack thereof, of Crown Asphalt, then PGEI shall make such Enhancements available to Crown Asphalt.

          Crown has agreed within the License to submit promptly to PGEI all available information on any Enhancements to the Technology, now or hereafter found, discovered, or learned by Crown. Accordingly, Crown Asphalt shall also inform PGEI of such Enhancements. Crown Asphalt acknowledges that such information will be the sole property of PGEI.

                   4.3 Patent, Trademark and Infringement Protection. Crown Asphalt shall have no right to pursue or obtain any patents, copyrights or trademarks with respect to the Technology. In the event that Crown Asphalt receives notice that intangible property rights with respect to the Technology are being infringed upon, Crown Asphalt shall promptly notify Crown of such infringement and Crown shall notify PGEI of the same.
                   4.4 Authority and Covenants of Crown. Crown warrants and represents to Crown Asphalt that (a) Crown is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with the corporate power and authority to own property and carry on its business as it is now being conducted and to perform its obligations under this Agreement, and (b) the execution, delivery and performance of this Agreement have been duly



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                  authorized  by Crown's  Board of Directors and do not conflict with or violate the Articles of Incorporation or By-Laws of Crown or any material agreement to which Crown is a party or by which Crown is bound, any order, decree or judgment of any court or other tribunal having competent jurisdiction or any applicable law, ordinances, rule, regulation or order of any administrative or regulatory authority.

                   4.5 Disclaimer of Warranties. Crown Asphalt acknowledges that the Technology has never been used commercially nor has it been demonstrated to meet any governmental regulatory, safety, environmental or other standards. Therefore, Crown EXPRESSLY DISCLAIMS AND NEGATES (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY AND (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. ALL RISKS ASSOCIATED WITH THE TECHNOLOGY ARE ASSUMED BY CROWN ASPHALT. NO REPRESENTATION IS EXPRESSED OR IMPLIED AND NOTHING HEREIN SHALL BE CONSTRUED AS PERMISSION OR RECOMMENDATION TO PRACTICE A PATENTED INVENTION WITHOUT A LICENSE.

          5. Covenants of Crown Asphalt. Crown Asphalt makes the following additional covenants to Crown.

                   5.1  Reasonable  Business  Efforts,  and  Minimum  Production
Standards to Maintain Exclusive Territory. Crown Asphalt shall use its reasonable business efforts to maximize use of the Technology in the Territory by, as soon as reasonably practical, constructing and putting into operation the Initial Plant as defined in the Operating Agreement.


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                   Within  three  years after the  Initial  Plant has  processed
7,500 tons of raw tar sands (agreed by the parties to equate to the production of 5,000 barrels of Product), Crown Asphalt and any of its lower-tier sublicensees will be cumulatively processing not less than 500,000 tons of raw tar sands (agreed by the parties to equate to the production of 333,333 barrels of Product) per year or PGEI shall have the right to license the Technology to others within the Territory.

          Within five years after the Initial Plant has processed 7,500 tons of raw tar sands (agreed by the parties to equate to the production of 5,000 barrels of Product) or seven years from the date for the License, as extended per amendment, whichever first occurs, Crown Asphalt and any of the lower-tier sublicensees will be cumulatively processing 1.5 million tons of raw tar sands (agreed by the parties to equate to the production of 1,000,000 barrels of Product) per year or PGEI shall have the right to license the Technology to others within the Territory.

          Performance of the above events set forth in this Section 5.1 is expressly made subject to the occurrence of Force Majeure as provided below.

          PGEI agrees that any licensing agreement it grants to another, whether within or outside of the Territory, will not contain a royalty more favorable to the licensee than the Production Royalty on the Net Returns contained herein.

                   5.2  Production Royalty on Net Returns.


           A. Crown  Asphalt  agrees to pay  directly to PGEI a two percent (2%)



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Production  Royalty on Net Returns for all Product  produced  and sold using the
Technology. The Product shall be deemed sold at the time the money is actually received by Crown Asphalt.

                   B. Production Royalty Payments. All payments of Production Royalties are due forty-five (45) days after the end of each calendar quarter (being 45 days after March 31, June 30, September 30, and December 31) and will be accompanied by a royalty settlement statement which will show the mathematical calculation of how the payment amount was calculated and will be accompanied with other appropriate documentation showing attributable cost deductions and sales records. Pursuant to the License, if PGEI has not issued written notice objecting to the payment amount within one (1) year, it shall be conclusively deemed correct.

          In case of any dispute or question concerning the ownership of the royalty under this Agreement, or any part thereof, Crown Asphalt may, at its election, deposit any disputed amounts into an interest bearing escrow account until the dispute is finally and conclusively resolved. Crown Asphalt may deduct from the escrow deposits and from amounts otherwise due the owner of the royalty which is disputed or in question, all costs and expenses, including attorneys' fees, it actually incurs by reason of such dispute or question.

                   C. Depository. All moneys which may become due and payable under the terms of this Agreement shall be made to Weber State Credit Union Account #9263, which PGEI has appointed as PGEI's agent for the receipt of such payment or to such other organization as PGEI may from time to time designate by written notice given to Crown or Crown Asphalt. All payments made to such Agent



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designated  by PGEI shall be  considered  to have been made to PGEI,  and having made payment to such Agent, Crown Asphalt (and Crown) shall be relieved of all responsibility or liability for the disbursement thereof.

                   5.3 Crown Asphalt's Costs, Liabilities. Crown Asphalt shall be responsible for the costs of Crown Asphalt's business, including, without limitation, all costs incurred by Crown Asphalt in connection with this Agreement, in using the Technology, in generating revenues, and any and all losses, claims, damages, liabilities and other costs incurred by Crown Asphalt in connection therewith. Crown Asphalt shall hold Crown harmless in connection with any of the foregoing. In no event shall Crown or PGEI be liable for any incidental or consequential damages such as lost profits, expenses or damages incurred by Crown Asphalt for use of the Technology.

                   5.4 Use of Technology; Business. During the term of this Agreement, Crown Asphalt shall use the Technology only in connection with applications and purposes that are approved in writing by PGEI for Crown Asphalt's or any sublicensee's use, and only within the Territory.

                   5.5 Ethical and Lawful Conduct; Authority. Crown Asphalt shall conduct its operations at all times in an ethical and lawful manner. Crown Asphalt shall abide by all applicable federal, state, and local laws and regulations. Crown Asphalt shall not enter into any agreement, grant any licenses or sublicense rights or take any other action which conflicts with, violates or interferes with PGEI's full rights under the License. Crown Asphalt shall obtain all permits, qualifications to do business, licenses, permits or



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other  governmental  approval  required  in order to  conduct  its  business  as contemplated by the parties.

                   5.6 Insurance. Prior to putting the Initial Plant into operation, Crown Asphalt shall obtain, and maintain in full force and effect during the entire term of this Agreement, at Crown Asphalt's sole expense, an insurance policy or policies for itself, and Crown and PGEI, as co-insureds, against any loss, liability or expense whatsoever from fire, personal injury, theft, death, property damage, or otherwise arising or occurring upon or in connection with Crown Asphalt's use of or other exercises of its rights to the Technology. Such policy or policies shall include general liability coverage covering property damage and bodily injury sufficient to cover any incident or occurrence as generally practiced in the industry and other such additional coverage as shall be required by local law in the Territory. The policies of insurance obtained by Crown Asphalt shall not be subject to cancellation except on ten days' written notice to Crown and PGEI, and Crown Asphalt shall cause certificates of insurance, with copies of all original policies attached, showing compliance with all the requirements of this Section 5.6, to be delivered to Crown and PGEI.

                   5.7 Referrals; Other Technology. Crown Asphalt shall promptly refer to PGEI any and all opportunities of which Crown Asphalt becomes aware to use the Technology for any purpose outside the Territory or to use the Technology within the Territory for any purpose other than granted to Crown Asphalt under this Agreement.

          6. Indemnification. Each party shall indemnify and hold harmless the other party, its directors, officers, employees and agents, from and against any



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and all losses, claims, damages,  liabilities,  litigation and costs (including, without limitation, fees and expenses of counsel and any costs incurred in investigating, preparing for, defending against, providing evidence, producing documents or taking any other action in respect of any such claims or litigation) arising out of or based upon the failure or such indemnifying party to perform its obligations under this Agreement or any material inaccuracy made by such indemnifying party in this Agreement.

          7. Agency. Nothing in this Agreement shall be construed as causing Crown Asphalt to be Crown's or PGEI's agent, representative or a division of Crown with respect to the Technology or otherwise. During the term of this
Agreement, Crown Asphalt shall be entirely responsible for use of the Technology, and shall not act in any manner as Crown's or PGEI's agent, representative or as a division of Crown.

          8.       Breach; Termination.

                   8.1 Breach. In the event that either party commits a material breach of any of such party's obligations under this Agreement, the other party shall have a right to recover damages from and to obtain injunctive or other equitable relief with respect to such breach.

                   8.2 Termination. This Agreement may be terminated by either party ("Notifying Party") in the event the other party ("Defaulting Party") shall have committed a material breach not cured within thirty (30) days after the Notifying party shall have given the Defaulting Party written notice identifying the material breach and specifying the conduct believed by the



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Notifying Party to constitute such material breach.  However, should there be an issue as to  whether a material  breach has  occurred,  then the  provisions  of
Section 8.3 below are applicable.

                   8.3 Disputes. It is specifically agreed that should there arise any dispute between the parties hereto, such disputes shall not interrupt the performance of this Agreement by either Crown or Crown Asphalt, nor will operations hereunder be interrupted, delayed or impaired during the pendency of and until the final settlement of such dispute.

          9. Force Majeure. In the event that further lawful performance of this Agreement or any part thereof, by any party hereto, shall be rendered impossible by or as a consequence of any law or any act of any government or political subdivision thereof having jurisdiction over such party, such party shall not be considered in material breach hereunder by reason of any failure to perform occasioned thereby. Any delays in or failure by either party hereto in the performance of any obligations hereunder shall be excused if, and to the extent caused by occurrences beyond such party's reasonable control, including but not limited to, inability to obtain permits or insurance, chemical supply shortages, transportation interruptions, inability or delay in obtaining equipment, unusual equipment breakdowns, commercial frustration, acts of God, strikes or other labor disturbances, war, whether declared or not, sabotage, fire, explosion, earthquake, flood or any other cause or causes, whether or not similar to those specifically enumerated herein, which cannot be reasonably controlled by such party.

          10.      Miscellaneous.


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                   10.1  Assignability.  Crown Asphalt may not assign all or any part of its right, title or interest in this Agreement without the prior written consent of Crown. Any assignment in violation of this Section 10.1 shall be null and void.

                   10.2 Notices. All notices required or permitted to be given hereunder shall be given by letter, sent by certified mail, return receipt requested, to the addresses as shown on the signature page to this Agreement. Any party, by written notice to the other party, may change the address for notices to be sent to it.

                   10.3 Governing Law; Forum. All questions with respect to the formation, validity and construction of this Agreement, and the rights, and liabilities of the parties hereto, shall be governed by the laws of the State of Utah. Any suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto shall be brought within the Federal or State Courts of Utah and for this purpose each party expressly and irrevocably consents to the jurisdiction of said Courts.

                   10.4 Inurement. This Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

                   10.5 Litigation Costs. In the event of any controversy, claim or dispute between the parties hereto, arising out of or related to this Agreement or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney and witness fees, and costs.


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                   10.6  Subrogation.  Throughout  the  term of this  Agreement,
Crown Asphalt shall be entitled to the benefit of, and be entitled to assert, the covenants and obligations of PGEI to Crown set forth within the License as though such had been tendered to Crown Asphalt directly.

                   10.7 Entire Agreement. This Agreement contains the entire agreement of the parties hereto relating to the subject matter of this Agreement, and supersedes any prior agreement or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

                   10.8 Modifications. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties.

                   10.9 Severability. Both parties agree that in the event it is determined that any provision contained in this Agreement is illegal, or legally unenforceable (or becomes so), the remainder of the Agreement shall not be affected thereby, and the remaining lawful provisions hereof shall remain in full force and effect, and be binding on the parties.

                   10.10 Acknowledgments. Crown Asphalt acknowledges that it has made an independent review and has not relied upon any representations made by Crown. Crown Asphalt's decision to enter into this Agreement was entered with



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full  opportunity  to review the business,  legal and  technical  aspects of the arrangement and independent of any warranties or representations made by Crown, except as expressly stated herein.

                   10.11 Further Assurances. Whenever reasonably necessary and so often as reasonably requested by one party, the other party shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully to vest in the requesting party all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

          Dated this day and year first above written.

                                        CROWN ASPHALT CORPORATION, a
                                        Utah corporation



                                        By:      Jay Mealey
                                        Its:     President




                                        Address:

                                        215 South State Street, Suite 550
                                        Salt Lake City, Utah  84111




                                        CROWN ASPHALT RIDGE, L.L.C., a
                                        Utah limited liability company



                                        By:      Joseph H. Churust
                                        Its:     Vice President


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                                        Address:

                                        150 West Jefferson Avenue, #1700
                                        Detroit, Michigan 48226


Read and Consented to:



PARK GUYMON ENTERPRISES, INC.




By: E. Park Guymon, President
      4085 Eccles Avenue
      Ogden, Utah  84403